STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of October 9, 2017, by and between the Seller, Alta Disposal Ltd. (hereinafter referred to as the “Seller”), and the Buyer, Maxwell Mercantile Inc. (hereinafter referred to as the “Buyer”).

WITNESSETH:

WHEREAS, Buyer desires to purchase (the “Purchase”) in aggregate 800,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of First Reef Energy Inc., (the “Company”), from the Seller for an aggregate purchase price of CDN$100,000 and the Seller desires to sell the Shares to the Buyer;

NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties contained herein, the parties hereto do hereby agree as follows:

1.

SALE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1 below) to be held pursuant to Section 2 below, the Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from the Seller, good and marketable title to the Shares, free and clear of all mortgages, liens, encumbrances, claims, equities and obligations to other persons of every kind and character. The purchase price for the Shares shall be an aggregate of CDN$100,000 (the “Purchase Price”).

2.	THE CLOSING
	2.1.	Place and Time. The closing of the sale and purchase of the Shares (the “Closing”) shall take place on or before October 10, 2017 (the “Closing Date”) and time as the parties shall so agree.
2.2.

Deliveries by the Seller. The Seller shall deliver the following to the Buyer, certificates representing the 800,000 Shares, duly registered in the name of the Seller b) signature pages to this Agreement. (c) sufficient evidence attached heretoo showing authority to enter into this Agreement and to have funds delivered to Lithium Exploration Group Inc and not to Alta Disposal Ltd.

	2.3.	Deliveries by the Buyer. At the Closing, the Buyer shall deliver to the Seller (a) $CDN90,000 (Purchase Price less fees) by direct deposit or Bank wire to the Seller as follows:
Bank Name: Bank of America ABA or Routing Number: 122101706 Account Number: 457036085325 SWIFT Code: HATRUS44
Beneficiary Name: Lithium Exploration Group Inc. Address: 4635 S. Lakeshore Dr.
STE 200
Tempe, AZ 85282-7127

and (b) signature pages to this Agreement.

3.

REPRESENTATIONS AND WARRANTIES OF THE SELLER The Seller represents, warrants and covenants to and with Buyer, both as of the date of this Agreement and as of the date of Closing, as an inducement to Buyer to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

3.1.

Authorization of Agreement. The Seller is fully able, authorized and empowered to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to perform her respective covenants and agreements hereunder and thereunder. This Agreement and any such other agreement or instrument, upon execution and delivery by the Seller (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute a valid and legally binding obligation of the Seller, enforceable against her in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Seller under or by virtue of this Agreement or such other agreement or instrument.

3.2.

Ownership of the Shares. The Seller is the record and beneficial owners of the Shares. The Seller holds the Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another other than pursuant to applicable securities laws and regulations and has the absolute right to sell and transfer the Shares to the Buyer as provided in this Agreement without the consent of any other person or entity. Upon transfer of the Shares to Buyer hereunder, Buyer will acquire good and marketable title to the Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another other than pursuant to applicable securities laws and regulations.

3.3.

No Breach. Neither the execution and delivery of this Agreement nor compliance by the Seller with any of the provisions hereof nor the consummation of the transactions and actions contemplated hereby will:

		3.3.1.	violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Seller;
3.3.2.

violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which the Seller is a party or by which the Seller or her respective properties or assets may be bound;

		3.3.3.	result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Seller pursuant to the terms of any such agreement or instrument;
3.3.4.

violate any statute, ordinance, regulation judgment, order, injunction, decree or award of any court or governmental or quasi governmental agency against, or binding upon the Seller or upon any of her respective properties or assets; or

		3.3.5.	violate any law or regulation of any jurisdiction relating to the Seller or any of her respective assets or properties.
3.4.

Obligations; Authorizations. The Seller is not (i) in violation of any judgment, order, injunction, award or decree which is binding on her or any of her assets, properties, operations or business which violation, by itself or in conjunction with any other such violation, would materially and adversely affect the consummation of the transaction contemplated hereby; or (ii) in violation of any law or regulation or any other requirement of any governmental body, court or arbitrator relating to him, her or it, or to his, her or its assets, operations or businesses which violation, by itself or in conjunction with other violations of any other law, regulation or other requirement, would materially adversely affect the consummation of the transaction contemplated hereby.

3.5.

Consents. All requisite consents of third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of the Seller for the execution and delivery of this Agreement and the performance of his, her or its respective obligations hereunder have been obtained to the Buyer and are in full force and effect. The Company and the Seller have fully complied with all conditions of such consents.

3.6.

Independent Legal Advice. Seller acknowledges that they have had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his, her or its own legal counsel and investment and tax advisors. Seller is relying solely on such counsel and advisors and not on any statements or representations of the Buyer or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

4.

REPRESENTATIONS AND WARRANTIES OF BUYER The Buyer, warrants and covenants to and with Seller, both as of the date of this Agreement and as of the date of Closing, as an inducement to the Seller to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

4.1.

Authorization of Agreement. The Buyer is fully able, authorized and empowered to execute and deliver this Agreement, and any other agreement or instrument contemplated by this Agreement, and to perform his, her or its obligations contemplated hereby and thereby. This Agreement, and any such other agreement or instrument, upon execution and delivery by Buyer (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of the Buyer, in each case enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Buyer under or by virtue of this Agreement or such other agreement or instrument.

4.2.

Knowledge and Experience. The Buyer acknowledges that they have been encouraged to seek her own legal and financial counsel to assist in evaluating this purchase. The Buyer acknowledges that Seller has given the Buyer and their counsel, if any, access to all information relating to the

Company’s business that they may have requested. The Buyer acknowledges they have sufficient business and financial experience, and knowledge concerning the affairs and conditions of the Company so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

4.3.

No Buyer Defaults. Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or material agreement to which the Buyer is a party or by which the Buyer or any of her respective property or assets may be bound or materially affected, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, the Buyer or upon the property of the Buyer, or (iii) constitute a violation by the Buyer of any applicable law or regulation of any jurisdiction as such law or regulation relates to the Buyer or to the property of the Buyer.

4.4.

No Litigation, Etc. There is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to Buyer’s best knowledge, threatened against, affecting or which will affect, the property of any Buyer.

5.	PRE-CLOSING COVENANTS AND AGREEMENTS OF THE PARTIES The Seller and Buyer hereby covenant and agree that, from the date hereof and until the Closing:
5.1.

No Breach. Each of the parties hereto will (i) use its best efforts to assure that all of its respective representations and warrants contained herein are true in all material respects at and as of the date hereof, and as of the Closing no breach shall occur with respect to any of the parties' covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a material breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify the other of any event or fact which represents a breach or default.

5.2.

Public Announcements. No party hereunder shall, without the express prior written consent of the Company and the Buyer, make any announcement or otherwise disclose any information regarding this Agreement and/or the transactions contemplated hereby other than as required by law or otherwise deemed advisable in counsel's opinion to ensure compliance with public disclosure requirements under the federal securities laws.

5.3.

Brokers. The Buyer represents and warrants to the Seller that they have not employed any broker, finder or similar agent and no person or entity with which the Buyer has had any dealings or communications of any kind is entitled to any brokerage, finder's or placement fee or any similar compensation in connection with this Agreement or the transaction contemplated hereby. The Seller represents that they have employed a broker, finder or similar agent who shall be entitled to a brokerage, finder's or placement fee or any similar compensation in connection with this Agreement or the transaction contemplated hereby.

5.4.

Expenses. Each of the parties hereto agrees to bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

5.5.

Further Assurances. Each of the parties shall execute such documents or other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated in this Agreement.

6.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES
6.1.

Nature of Statements. All statements contained in any exhibit, certificate or other instruments delivered by or on behalf of any party hereto pursuant to this Agreement, shall be deemed representations and warranties by such party.

6.2.

Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall survive the Closing and continue in effect through the third anniversary of the Closing.

7.	MISCELLANEOUS
7.1.

Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder.

7.2.

Waiver; Remedies. No delay on the part of the Seller or Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Seller or Buyer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

7.3.

Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings (in writing, oral or otherwise) of the parties relating thereto.

	7.4.	Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.
	7.5.	Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original but all of which together shall constitute a single instrument.
7.6.

Captions. All Section titles or captions contained in this Agreement, in any Exhibit referred to herein or in any Exhibit annexed hereto are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

7.7.

Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other party all such documents (including the documents annexed to this Agreement) then in such receiving party's possession without retaining copies thereof, provided, however, that (i) each party's obligations under this Section 7.7 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed and (ii) in the event that a party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any information, such party can comply with such request notwithstanding the terms of this section.

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

SELLER: Alta Disposal Ltd.

By: _Alex Walsh

Dated: ____________10.5.17__________________________

BUYER: Maxwell Mercantile Inc.

1350 14th Avenue W.
Vancouver, B.C.
V6H1R1
By: Theodore Konyi CEO
Dated: October 9, 2017